UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): October 30, 2012

CNL Healthcare Trust, Inc.

(Exact name of registrant as specified in its charter)

Maryland	000-54685	27-2876363
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification no.)

450 South Orange Ave.

Orlando, Florida 32801

(Address of principal executive offices)

Registrant’s telephone number, including area code: (407) 650-1000

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4 (c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01     Entry into a Material Definitive Agreement.

On October 30, 2012, CNL Healthcare Trust, Inc. through CHT Partners, LP, the Company’s operating partnership and wholly-owned subsidiary, entered into an agreement (the “Asset Purchase Agreement”) with five affiliates of Primrose Retirement Communities, LLC, a senior housing developer and operator headquartered in Aberdeen, South Dakota (“Primrose”), to purchase five senior living facilities (each a “Community” and collectively, the “Communities”). The aggregate purchase price for the Communities is approximately $73.1 million, exclusive of closing costs (the “Purchase Price”).

The Communities identified in the table below collectively feature a mix of independent, assisted living, and memory care units comprised of 174 independent living units, 128 assisted living units, and 21 memory care units.

Communities	Location	Total Units
Retirement Community of Lima	Lima, OH	78
Retirement Community of Zanesville	Zanesville, OH	76
Retirement Community of Decatur	Decatur, IL	80
Retirement Community of Council Bluffs	Council Bluffs, IA	68
Primrose Cottages	Aberdeen, SD	21

		323

We anticipate that each of the Communities will be operated by an affiliate of Primrose under a long-term lease agreement with us. The Communities have a combined total of 323 units. The average age of the Communities is approximately 4.8 years, and the majority of the Communities are located in or near metropolitan areas. The Communities had an average occupancy rate of 93.2% as of September 30, 2012.

We have escrowed $400,000 of the Purchase Price as a deposit. We are currently conducting our due diligence investigation of the transaction contemplated and the Communities. The due diligence period will expire on December 14, 2012; however, such period may be extended for up to two additional 30-day periods if we escrow an additional $50,000 for each such extension prior to the expiration of the then-current due diligence period. If we are not satisfied with the results of this due diligence investigation, we may terminate the Asset Purchase Agreement at any time before the end of the due diligence period, including any extension thereof. Any deposit will be returned to us if we terminate the Asset Purchase Agreement during this diligence period, but will become non-refundable if we do not terminate the Asset Purchase Agreement before the end of the diligence period, including any extension thereof.

If the purchase of the Communities is consummated, we expect the Purchase Price will be funded from proceeds of our offering, as well as funds from a third-party financing.

The Asset Purchase Agreement provides that the consummation of the acquisition of the Communities is subject to substantial conditions including:

—	No material adverse environmental changes related to the Communities;
—	Our obtaining senior mortgage financing for the acquisition of the Communities equal to at least 65% of the Purchase Price:
—	Our receipt of applicable licenses and permits; and
—	The satisfaction of other conditions to the acquisition of the Communities set forth in the Asset Purchase Agreement.

The acquisition of the Communities is not expected to close until the fourth quarter of 2012. There can be no assurance that any or all contingencies will be satisfied and that the acquisition will ultimately be completed on the terms set forth above or otherwise.

Caution Concerning Forward-Looking Statements

The information above contains “forward-looking statements” within the meaning of the Federal Private Securities Litigation Reform Act of 1995. The Company intends that such forward-looking statements be subject to the safe harbors created by Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. Forward-looking statements are statements that do not relate strictly to historical or current facts, but reflect management’s current understandings, intentions, beliefs, plans, expectations, assumptions and/or predictions regarding the future of the Company’s business and its performance, the economy, and other future conditions and forecasts of future events, and circumstances. Forward-looking statements are typically identified by words such as “believes,” “expects,” “anticipates,” “intends,” “estimates,” “plans,” “continues,” “pro forma,” “may,” “will,” “seeks,” “should” and “could,” and words and terms of similar substance. Although we believe that the expectations reflected in such forward-looking statements are based upon reasonable assumptions, our actual results could differ materially from those set forth in the forward-looking statements due to a variety of risks, uncertainties and other factors, including but not limited to, the factors detailed in our prospectus dated March 12, 2012, our Annual Report on Form 10-K for the year ended December 31, 2011, and other documents filed from time to time with the U.S. Securities and Exchange Commission.

Some factors that might cause such a difference include, but are not limited to, the following: risks associated with our investment strategy; a worsening economic environment in the U.S. or globally, including financial market fluctuations; risks associated with real estate markets, including declining real estate values; availability of proceeds from our offering of our shares; our failure to obtain, renew or extend necessary financing or to access the debt or equity markets; the use of debt to finance our business activities, including refinancing and interest rate risk and our failure to comply with debt covenants; our ability to identify and close on suitable investments; failure to successfully manage growth or integrate acquired properties and operations; risks related to development projects or acquired property value-add conversions, including construction delays and cost overruns; inability to obtain necessary permits and/or public opposition to these activities; our ability to make necessary improvements to properties on a timely or cost-efficient basis; competition for properties and/or tenants; defaults on or non-renewal of leases by tenants; failure to lease properties on favorable terms or at all; the impact of current and future environmental, zoning and other governmental regulations affecting our properties; the impact of changes in accounting rules; the impact of regulations requiring periodic valuation of the Company on a per share basis; inaccuracies of our accounting estimates; unknown liabilities of acquired properties or liabilities caused by property managers or operators; material adverse actions or omissions by any joint venture partners, if applicable; increases in operating costs and other expenses; uninsured losses or losses in excess of our insurance coverage; the impact of outstanding and/or potential litigation; risks associated with our tax structuring; failure to qualify and maintain our REIT qualification; and our ability to protect our intellectual property and the value of our brand. Given these uncertainties, we caution you not to place undue reliance on such statements. We undertake no obligation to publicly release the results of any revisions to these forward looking-statements that may be made to reflect future events or circumstances or to reflect the occurrence of unanticipated events.

Item 9.01     Financial Statements and Exhibits.

(a)	Not applicable

(b)	Not applicable

(c)	Not applicable

(d)	Exhibits

10.1	Asset Purchase Agreement made as of October 30, 2012, by and between Lima Retirement, L.L.C., Zanesville Retirement, L.L.C., Decatur Retirement, LLC., Council Bluffs Retirements, LLC, Primrose Cottages, LLC and CHT Partners, LP (Filed herewith.)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: November 5, 2012	CNL HEALTHCARE TRUST, INC.

/s/Joseph T. Johnson
	Name::	Joseph T. Johnson
	Title:	Senior Vice President, Chief Financial Officer
and Treasurer